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EXHIBIT 4.1.2

MOLSON COORS INTERNATIONAL LP, as Issuer

and

THE GUARANTORS NAMED HEREIN, as Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 8, 2011

to the

INDENTURE dated as of October 6, 2010

        THIS THIRD SUPPLEMENTAL INDENTURE, dated as of March 8, 2011 (this "Supplemental Indenture"), to the Indenture dated as of October 6, 2010, as supplemented by the First Supplemental Indenture thereto dated as of October 6, 2010, and as supplemented by the Second Supplemental Indenture dated December 25, 2010 (the "Original Indenture"), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the "Issuer"), MOLSON COORS BREWING COMPANY, a Delaware corporation (the "Parent Guarantor"), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO, INC., a Colorado corporation, COORS INTERNATIONAL HOLDCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL ULC, a Nova Scotia unlimited liability company, and MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company, MOLSON CANADA 2005, a Canadian partnership, MC Holding Company LLC, a Colorado limited liability company and CBC Holdco 2, Inc., a Colorado corporation (collectively, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors"), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the "Trustee").

        WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Supplemental Indenture pursuant to Section 9.01 of the Original Indenture;

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1.    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

        Section 2.    Additional Subsidiary Guarantor.    CBC Holdco 2, Inc. hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article 10 of the Original Indenture.

        Section 3.    Supplement to Section 2.02.    The following language is added to the end of Section 2.02 of the Original Indenture: "The addition of a Subsidiary of the Parent as a Subsidiary Guarantor under this Indenture on or after the Issue Date is deemed to be in accordance with this Section 2.02."

        Section 4.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Supplemental Indenture, in which case the terms of this Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

        Section 5.    Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 6.    Governing Law.    This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 7.    Concerning the Trustee.    In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the

Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, its General Partner
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	Treasurer

GUARANTORS:	MOLSON COORS BREWING COMPANY
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	VP, Treasurer, Tax & Strategic Finance
COORS BREWING COMPANY
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	VP, Taxation, and Treasurer
MOLSON CANADA 2005
	By:	/s/ E. Jay Wells
		Name:	E. Jay Wells
		Title:	Chief Financial Officer
CBC HOLDCO, INC.
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	VP, Taxation and Treasurer
COORS INTERNATIONAL HOLDCO, ULC
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	Treasurer
MOLSON COORS CALLCO ULC
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	Treasurer

MOLSON COORS INTERNATIONAL GENERAL ULC
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	Treasurer
MOLSON COORS CAPITAL FINANCE ULC
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	Treasurer
MC HOLDING COMPANY LLC
	By:	/s/ Julio Ramirez
		Name:	Julio Ramirez
		Title:	VP, Taxation, and Treasurer
TRUSTEE:	COMPUTERSHARE TRUST COMPANY OF CANADA
	By:	/s/ Patricia Wakelin
		Name:	Patricia Wakelin
		Title:	Corporate Trust Officer
	By:	/s/ Kemi Atawo
		Name:	Kemi Atawo
		Title:	Corporate Trust Officer

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  EXHIBIT 4.1.2